                                                                  Exhibit (j)(2)

                            [Venable LLP Letterhead]


                                                               September 9, 2004


Security Capital Real Estate Mutual Funds Incorporated
11 South LaSalle Street
Chicago, Illinois 60603

        Re: Security Capital Real Estate Mutual Funds Incorporated
            Registration Statement on Form N-1A
            (Registration Nos. 333-20649 and 811-8033)
            ------------------------------------------------------

Ladies and Gentlemen:


     We hereby consent to the use of the name of our firm in the above-referenced Registration Statement under the caption "Counsel and Independent Registered Public Accounting Firm." In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act of 1933, as amended.


                                     Very truly yours,

                                     /s/ Venable LLP